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                                                                      EXHIBIT 99


                         REGISTRATION RIGHTS AGREEMENT

  This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of this 23rd day of May, 1997, by and among SYBRON INTERNATIONAL CORPORATION (the "Company") and BARNEY SIEGEL and BARBARA SIEGEL (collectively, the "Shareholders").

  WHEREAS, pursuant to that certain Agreement and Plan of Reorganization entered into among the Company, NSC Acquisition Corporation, a wholly-owned subsidiary of the Company (the "Subsidiary"), National Scientific Company, a Georgia corporation ("National"), and the Shareholders dated as of May 23, 1997 (the "Merger Agreement"), each share of the issued and outstanding capital stock of National (the "NSC Stock") owned by the Shareholders was converted into 1,015 shares of unregistered common stock, par value $0.01 per share, of the Company ("Common Stock"), for an aggregate of 507,500 shares of Common Stock (the "Merger Shares"); and

  WHEREAS, pursuant to that certain Facility Purchase Agreement entered into on the date hereof by and among the Subsidiary, the Company and the Shareholders as described in the Merger Agreement (the "Facility Purchase Agreement"), the Company issued 16,118 shares of unregistered Common Stock to the Shareholders (together with the Merger Shares, the "Shares"); and

  WHEREAS, pursuant to the Agreement, the Company agreed to provide certain registration rights to the Shareholders with respect to the Shares, as described in this Agreement.

  NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


                                   ARTICLE I

                                  DEFINITIONS

  In addition to the terms defined above, when used in this Agreement the following terms shall have the meanings specified:

  1.1 "Act" shall have the meaning set forth in Section 2.1(a) of this Agreement.

  1.2 "Commission" shall have the meaning set forth in Section 2.3(a) of this Agreement.

  1.3 "Law" shall mean any federal, state, local or other law, rule, regulation or governmental requirement or restriction of any kind, including any rule, regulation or order promulgated


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thereunder and any final order, decree, policy, consent or judgment of any regulatory agency, court or other Person.

  1.4 "Person" shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, governmental entity, agency or branch or department thereof, or any other legal entity.

  1.5 "Registration Shares" shall have the meaning set forth in Section 2.1(a) of this Agreement.

  1.6 "Registration Statement" shall have the meaning set forth in Section 2.3(a) of this Agreement.


                                   ARTICLE II

                              REGISTRATION RIGHTS

  2.1  Demand Registration Rights.

       (a) At any time after the date of this Agreement, the Company shall, upon written demand of both Shareholders, use reasonable efforts to effect registration under the Securities Act of 1933, as amended (the "Act"), of such number of the Shares (the "Registration Shares") as shall be indicated in the written demand, provided that:

       (i) the Company shall not be required to effect more than one (1) such demand registration for the Shareholders;

       (ii) the Company shall be required to effect such demand registration only if Form S-3 under the Act (or any comparable short-form registration then in effect) is then available for use by the Company;

       (iii) a demand registration effected pursuant to this Section 2.1 shall not be required to become effective at any time prior to the date the Company issues a public earnings release reporting earnings that include at least 30 days worth of results from the operations of the National business, nor shall any demand registration be required to become effective more than one (1) year from the date of this Agreement;

       (iv) the Company shall not be required to register in such demand registration an amount of Registration Shares which is less than Ten Percent (10%) of the total number of Shares issued to the shareholders pursuant to the Merger Agreement and the Facility Purchase Agreement; and

       (v) a demand registration will not count as such until it has become effective (a demand registration will, however, count as such if: (1) the Shareholders withdraw their demand at any time other than pursuant to Section 2.1(c); or








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  (2)  after the filing of a Registration Statement, the failure of such
  Registration Statement to become effective is due solely to the actions of the Shareholders or if, once effective, the effectiveness of a Registration Statement is withdrawn solely because of the Shareholders' actions).

       (b)   Upon receipt of a written demand for registration pursuant to
Section 2.1(a), the Company, with the full cooperation of the Shareholders, shall expeditiously effect the registration under the Act of the Registration Shares and use reasonable efforts to have such registration declared effective as soon as practicable after the filing thereof. A Registration Statement filed pursuant to this Section 2.1 shall provide that the Shares will be sold by the Shareholders only through routine brokerage transactions or negotiated transactions.

       (c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to postpone, for up to one hundred twenty (120) days, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2.1 and shall be entitled to take such actions as it deems necessary to delay the effectiveness of any registration statement filed pursuant to this Section 2.1 if: (i) the Company would be required to prepare any financial statements other than those it customarily prepares; (ii) the Company determines in its reasonable business judgment that such registration or offering would interfere with any then pending material financing, acquisition, corporate reorganization or other material corporate transaction or development involving the Company; or (iii) registration would give rise to initial or continuing disclosure obligations that would not be in the best interest of the Company's shareholders. The Company shall promptly notify the Shareholders of any such postponement or delay. Nothing contained herein shall require the Company to disclose to the Shareholders the reason for the postponement or delay regardless of whether any such disclosure would involve the disclosure of material non-public information. The Company shall use reasonable efforts to minimize the length of any such postponement or delay. If the Company shall postpone the filing of any registration statement pursuant to this Section 2.1(c), the Shareholders shall have the right to withdraw their demand registration request by giving written notice thereof to the Company within thirty (30) days after the receipt of the notice of postponement or delay and, in the event of such a withdrawal, the demand request which was withdrawn shall be deemed not to have been made. If, after a registration statement becomes effective, the Company advises the Shareholders that the Company considers it appropriate for the registration statement to be amended, the Shareholders shall suspend any further sales of Shares until the Company advises them that the registration statement has been amended.

       (d) Nothing contained herein shall be construed to prohibit the Company from also registering, at its option, shares of Common Stock to be sold by it in any offering effected





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pursuant to this Section 2.1.  Furthermore, in the event the Company chooses to undertake a registered offering of its Common Stock at any time while the Shareholders are entitled to demand registration pursuant to this Section 2.1, the Company may provide an opportunity to the Shareholders to participate as "Selling Security Holders" in such registration under substantially the same terms and conditions as are set forth in this Agreement. In the event the Company chooses to exercise this option, it shall provide the Shareholders with written notice thereof at least twenty (20) days prior to the proposed filing date of the relevant registration statement. Upon notice to the Shareholders as described herein, the Shareholders shall have no further demand rights pursuant to this Section 2.1.

  2.2  Indemnity.

       (a) The Company will indemnify and hold harmless the Shareholders (and any Person who controls a Shareholder within the meaning of Section 15 of the
Act) against all claims, losses, damages, liabilities, actions and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related registration statement, notification or the like or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same may have been based on information furnished in writing to the Company by a Shareholder expressly for use therein and used in accordance with such writing. The Company agrees to reimburse each indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or expense.

       (b) Each Shareholder, by acceptance of the registration provisions provided herein, agrees to indemnify and hold harmless the Company, its officers and directors (and any Person who controls the Company within the meaning of Section 15 of the Act) against all claims, losses, damages, liabilities, actions and expenses resulting from any untrue statement or alleged untrue statement of a material fact furnished in writing to the Company by that Shareholder expressly for use in connection with such registration or qualification and used in accordance with such writing and from any omission therefrom or alleged omission therefrom of a material fact needed to be furnished or necessary to make the information furnished not misleading.

       (c) In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Sections 2.2(a) and 2.2(b) hereof is applicable but for any reason is held to be unenforceable by the indemnified party or parties, the indemnifying party shall contribute to the aggregate claims, losses, damages, liabilities, actions and expenses of the nature contemplated by such indemnity incurred by the indemnified party or parties in such proportions as are just







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and equitable, taking into account the relative fault of the parties, provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

  2.3 Registration Covenants of the Company. In the event that any Shares are to be registered pursuant to Section 2.1 of this Agreement, the Company covenants and agrees that the Company will use reasonable efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and to:

       (a) promptly (within 60 calendar days) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Registration Shares (as well as any necessary amendments or supplements thereto) (a "Registration Statement"), and use reasonable efforts to cause such Registration Statement to become effective as soon as is reasonably practicable;

       (b) furnish to the Shareholders sufficient copies of such Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof prior to filing, which documents will be subject to the review of counsel for the Shareholders;

       (c) notify the Shareholders, promptly after the Company shall receive notice thereof, of the time when said Registration Statement becomes effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

       (d) notify the Shareholders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

       (e) advise the Shareholders after the Company shall receive notice or obtain knowledge thereof of the issuance of any order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

       (f) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus forming a part thereof as may be necessary to keep such Registration Statement effective for the lesser of (i) a period of time necessary to permit the Shareholders pursuant to such Registration Statement to dispose of all of such Registration Shares, or (ii) the maximum period of time permitted by Law to keep effective a registration statement; provided that under











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no circumstances shall the Company be obligated to keep the Registration
Statement effective beyond the first anniversary of the execution of this Agreement;

       (g) furnish to the Shareholders such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registration Shares owned by the Shareholders;

       (h) assist the Shareholders in satisfying their prospectus delivery obligations by furnishing to any national securities exchange on which the Registration Shares are then listed copies of the prospectus and each amendment or supplement thereto in accordance with Rule 153 under the Act (or any comparable rule then in existence);

       (i) use reasonable efforts to register or qualify such Registration Shares under such other securities or blue sky Laws of such jurisdictions as are mutually determined by the Company and the Shareholders and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholders to consummate the disposition in such jurisdictions of the Registration Shares;

       (j) notify the Shareholders, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Shareholders, prepare a supplement or amendment to such Registration Statement so that such Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

       (k) cause all Registration Shares to continue to be listed on each securities exchange on which similar securities issued by the Company are then listed;

       (l) ensure the continued availability of a transfer agent and registrar for all such Registration Shares;

       (m) make available for inspection by the Shareholders and any attorney, accountant or other agent retained by the Shareholders, subject to the Company's receipt of reasonable confidentiality agreements from the recipients thereof, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers,




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directors and employees to supply all information reasonably requested by the
Shareholders or any attorney, accountant or agent of the Shareholders in connection with such Registration Statement; and

       (n) use reasonable efforts to cause Registration Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholders to consummate the disposition of such Registration Shares.

  2.4 Registration Covenants of the Shareholders. In consideration of the benefits accruing to them pursuant to this Agreement and in addition to their other obligations set forth in this Agreement, the Shareholders each covenant and agree to:

       (a) reasonably cooperate with the Company, its counsel, advisors and other representatives and comply with all applicable provisions of Law (including without limitation Rule 10b-5 and Regulation M under the Securities Exchange Act of 1934, as amended) in connection with any registration effected pursuant to the provisions of this Agreement;

       (b) promptly provide to the Company, in writing, such information as the Company or its counsel deems necessary or appropriate for inclusion in the Registration Statement, which information shall be true and correct in all material respects;

       (c) refrain from transferring by any means any of the Shares prior to the earnings release date identified in Section 2.1(a)(iii) above; and

       (d) consent to any lock-up period proposed by any underwriter of shares of Common Stock being registered by the Company for public sale if such lock-up period is reasonably required, in the good faith judgment of such underwriter, to facilitate the offering of Common Stock by the Company.

In the event that either Shareholder fails to provide information as required by Section 2.4(b) above on a timely basis, or such information is not true and correct in all material respects, any Shares held by the Shareholder may be excluded from the Registration Statement and such Shareholder's rights to registration hereunder shall terminate.

  2.5 Expenses. Except as otherwise required by Law, the Company shall pay all of the expenses in connection with a registration pursuant to Section 2.1 of this Agreement, including, without limitation, costs of complying with federal and state securities Laws, attorneys' and accounting fees of the Company, printing expenses and federal and state filing fees (except for any transfer taxes, broker's commissions and other selling expenses, which shall be the responsibility of the Shareholders). Furthermore, the Company shall not be obligated to pay any fees or disbursements of counsel for the Shareholders.




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                                  ARTICLE III

                                 MISCELLANEOUS

  3.1 Survival. All agreements, representations and warranties made in this Agreement or in any document delivered pursuant to this Agreement shall survive the execution of this Agreement and the delivery of any such document.

  3.2 Governing Law. This Agreement and the other documents issued pursuant to this Agreement shall be governed by the Laws of the State of Wisconsin.

  3.3 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

  3.4 Entire Agreement. This Agreement and the other documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings concerning such subject matter other than those expressly set forth in this Agreement. This Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

  3.5 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be given through one of the methods set forth, and shall be deemed to be effective, as follows: (i) if delivered in person, upon receipt by the recipient, or (ii) if sent by telex or facsimile transmission, on the second business day following the date a written record thereof is mailed to an individual party or to an officer of a corporate party, or (iii) if deposited in the United States mail, certified or registered mail, postage prepaid, on the third business day following the date of mailing. All such notices shall be sent to the following addresses, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

  If to the Shareholder:       Barney Siegel
                               Barbara Siegel
                               1130 Bay Pointe Crossing
                               Alpharetta GA  30202
                               Fax No. 770/569-1157








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                               with a copy to:

                               Frantz, Sanders & Grattan
                               Attn. Wilton Sanders, Esq.
                               6100 Lake Forest Drive
                               Suite 475
                               Atlanta GA  30328
                               Fax No. 404/257-9657

  If to the Company:           Sybron International Corporation
                               Attention:  Secretary
                               411 East Wisconsin Avenue
                               Suite 2400
                               Milwaukee WI  53202
                               Fax No. 414/274-6561

  3.6 Amendments; Assignability. This Agreement may be amended if such amendment is in writing and is signed by the Company and the Shareholders. This Agreement may be assigned by the Shareholders only with the prior written consent of the Company.

  3.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

  3.8 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words indicating a gender shall extend to and include all genders.











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   IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement as of the day and year first above written.


                  SYBRON INTERNATIONAL CORPORATION


                  By: /s/ R. Jeffrey Harris
                      -------------------------------------------
                      R. Jeffrey Harris, Vice President -
                      General Counsel and Secretary


                  /s/ Barney Siegel
                  -----------------------------------------------
                  BARNEY SIEGEL


                 /s/ Barbara Siegel
                 ------------------------------------------------
                 BARBARA SIEGEL











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